SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                               September 30, 1996




                      Healthcare Realty Trust Incorporated


      Maryland                   1-11852                           62-1507028
   (State or Other            (Commission File                 (I.R.S. Employer
   Jurisdiction of                Number)                        Identification
    Incorporation)                                                   Number)


                      3310 West End Avenue
                            Suite 400
                      Nashville, Tennessee 37203
                 (Address of Principal Executive Offices)(Zip Code)


                              (615) 269-8175
               (Registrant's Telephone Number, Including Area Code


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5. Other Events.  Healthcare Realty Trust  Incorporated (the "Company") has
filed this Current Report on Form 8-K to make certain cautionary statements with respect to forward-looking statements which the Company may make from time to time.

         The Company wishes to caution readers that the following important factors, among others, could affect the Company's actual results, and could cause those results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Many of those factors have been discussed in the Company's prior filings with the Securities and Exchange Commission.

         All references to the Company in this Form 8-K include entities with the Company, including the Company's property management subsidiary, Healthcare Realty Management, Incorporated.

GENERAL GROWTH STRATEGY

         The Company follows a general growth strategy of providing integrated real estate services to the healthcare industry, including asset management and strategic planning for real estate, property administration, management and leasing services, build-to-suit development, the acquisition of existing healthcare properties and equity co-investment in healthcare provider acquisition transactions. By providing these services, the Company believes it can differentiate its market position, acquire needed capital, expand its asset base and increase revenue; however, there are various risks inherent in this growth strategy. The following factors, among others, could affect the Company's ability to experience growth and investors should consider the following factors.


Access to Capital

Capital Markets. The Company requires capital for the purchase of, or investment in, healthcare real estate. Currently, the Company has already invested all of its equity and a significant amount of its available debt commitments in the acquisition of healthcare real properties. There is no assurance that the Company will be able to obtain additional equity or debt capital at the time it requires additional capital; nor that the Company can obtain such capital on terms that will permit the Company to acquire healthcare properties on a basis that is competitive with other real estate investors.

Risks of Leverage and Debt. The Company has incurred and may continue to incur indebtedness and may mortgage its properties in furtherance of its activities. The Company may be required to borrow money and mortgage its properties to fund any shortfall of cash necessary to meet cash distribution requirements necessary to maintain its REIT status.

Maintenance of the Company's Dividend Policy. The Company has raised its quarterly dividend each consecutive quarter since the Company's formation. Failure of the Company to maintain or increase its dividend could make it difficult for the Company to raise additional equity capital on favorable terms, if at all. The ability to maintain or raise its dividend is dependent, to a large part, on growth of funds from operations, which in turn depends upon increased revenues from investments in the form of additional investment, rental increases and income from administrative and management services. Impacting the Company's ability to continue to increase its dividends also include the terms described below.

         Under the terms of its current debt arrangements, the Company is prohibited from declaring or paying dividends at any time that the Company fails to make any payment of principal, interest fees or other amounts when due, and is further prohibited from declaring or paying dividends (other than as the Company determines necessary to maintain its status as a REIT for federal income tax purposes) if, at the time of such action, any other event of default exists. Repayment of any borrowings, as well as the resulting interest expense and debt amortization, could negatively affect the Company's cash available for distribution. If the Company defaults on any loan secured by mortgages on any of its properties, the lenders may foreclose on such property, and the Company would lose its investment herein.

Reduction in Dividends from Failure to Qualify as a REIT; REIT Taxes. The Company intends at all times to operate so as to qualify as a REIT under the Code. If in any taxable year the Company does not qualify as a REIT, it would be taxed as a corporation and distributions to the shareholders would not be deductible by the Company in computing its taxable income. Depending upon the circumstances, a REIT that loses is qualification in one year may not be eligible to requalify during the four succeeding years. Failure to so qualify, even in one taxable year, could cause the Company to dramatically reduce its dividends. Further, certain transactions or other events could lead to the Company being taxed at rates ranging from 4 to 100 percent on certain income or gains.


Revenue Growth

         The Company's general growth strategy implies continuing growth in the Company's funds from operations. The Company's funds from operations can be negatively affected by, among other items, the following factors.

Delays in Acquiring Properties. The purchase of one or more properties may not be consummated or may be delayed for various reasons. Acquisition delays will negatively impact revenues and may have the potential to adversely effect the Company's ability to increase its distributions to shareholders.

Operating Risks. Real property investments are subject to varying degrees of risk. The investment returns available from equity investments in real estate depend in large part on the amount of income earned and capital appreciation generated by the related properties as well as the expenses incurred. To offset the threat of insufficient revenue to meet operating expenses, debt service, capital expenditures and dividend payments, the Company requires net master leases or equivalent credit support with primary terms.

         The terms of certain of the leases or credit support agreements provide an option for healthcare providers to repurchase the subject properties at specified times during the term or the agreement. The provider may repurchase the property for a price equal to the greater of the fair market value purchase price or the minimum repurchase price. No assurances can be given that the Company could negotiate with the current healthcare provider should they wish to repurchase the property or find another provider on a timely basis or on acceptable terms. A failure of the Company to do so could have an adverse effect on the Company's future revenues. Dependence on Healthcare Providers and Potential Reduction in Revenues. The success of the Company's investment in a particular property will be dependent upon the success of the business of the healthcare provider and, to the extent that a provider's performance under the lease or credit arrangement has been guaranteed, on the guarantor under such arrangement. There is no assurance that the Company will be able to retain its provider upon the expiration of the leases or that unfavorable economic, demographic or competitive conditions or industry reform will not adversely affect the financial condition of providers and/or guarantors and, consequently, lease revenues and the value of the Company's investments in the property.

Concentration on Few Healthcare Providers. Currently 28 percent of the Company's portfolio is leased to Columbia/HCA Healthcare Corporation and 25 percent is leased to OrNda HealthCorp.

Impact of Reduced Occupancy Rates. Most of the hospitals adjacent to or associated with the Company's properties owned or to be acquired are substantially less that fully occupied on an inpatient basis. Despite such occupancy rates, however, the operating cash flow produced by such hospitals available for the related payments to the Company adequately covers such payments. If the inpatient occupancy rate at such a hospital were to deteriorate to a level at which operating cash flows would be insufficient to cover the payments to the Company on a particular ancillary hospital facility, the Company would have to rely upon the general credit of the provider or the related guarantor, if any.

Potential Provider Loss of Licensure or Certification. Healthcare providers are subject to federal and state laws and regulations which govern financial and other arrangements between healthcare operators. A provider's loss of licensure or certification would result in the Company having to obtain another provider for the affected facility. No assurances can be given that the Company could attract another healthcare provider on a timely basis or on acceptable terms. Failure to do so would have an adverse effect on the Company's revenues.

Failure to Successfully Market Property Management Services. The Company employees its wholly owned subsidiary Healthcare Realty Management (HRM), in the day-to-day management and leasing of multi-tenanted healthcare properties and in the supervision of the development of new healthcare properties. There can be no assurance that the Company will be able to successfully market or cross-sell HRM's services. Current revenues from HRM's management agreements may not significantly affect the Company's 1996 funds from operations. Additionally, HRM employs 75 individuals nationwide, providing the Company with expanded overhead expenses and labor liability not previously experienced.

Asset Growth

Inability to Complete Acquisitions. The Company's asset growth strategy would be negatively impacted if it is unable to find suitable properties and to purchase those properties on terms which meet the Company's investment parameters.

Provider Development Arrangements. The Company has entered into development funding arrangements with eight properties that are currently in progress. The Company believes that development funding is an effective method to acquire new healthcare facilities that providers have determined are strategic to their business. The development funding arrangements require the Company to provide the funding to enable healthcare operators to build facilities on property owned or leased by the Company. Risks of development funding are greater than those risks associated with the purchase and lease-back of operating properties because of the potential for greater Company involvement within the development process. There can be no assurance that the current portfolio of development funding will be completed in 1996 in accordance with the terms of the agreements; however, the Company believes that it has the requisite access to capital and development and construction experience to complete a development.

Limitations on Transfers and Alternative Uses of Facilities. Transfers of operations of healthcare facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate. In addition, many of the Properties are special-purpose facilities that may not be easily adaptable to uses unrelated to healthcare.

Market Competition

The Company competes for property management, development and acquisitions with, among others, investors, healthcare providers, other healthcare related real estate investment trusts, real estate partnerships and financial institutions. The Company's properties will be also subject to competition from the properties of other healthcare providers. Certain of these operators may have greater capital resources that the provider leasing the Company's facilities. All of the properties operating in a competitive environment and patients and referral sources, including physicians, may change their preferences for a healthcare facility from time to time.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  HEALTHCARE REALTY TRUST INCORPORATED
                                  By:/s/ Roger O. West________________

                                  Executive Vice President
                                  Acquisitions and General Counsel


Date:  September 30, 1996